EXHIBIT 3.2

BYLAWS
OF
BUTLER MANUFACTURING COMPANY
(A Delaware Corporation)

Effective November 27, 2001

ARTICLE I

OFFICES

     SECTION 1. Principal Office. The principal office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the resident agent in charge thereof shall be The Corporation Trust Company.

     SECTION 2. Other Offices. The Corporation may have offices at such other place or places, within or without the State of Delaware, as from time to time the Board of Directors may determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

     SECTION 1. Annual Meetings.

1.1	Date, Place and Time. The annual meeting of the stockholders shall be held on the third Tuesday in April in each year or on such other day, which shall not be a legal holiday, as shall be determined by the Board of Directors. The annual meeting shall be held at such place and hour, within or without the State of Delaware, as shall be determined by the Board of Directors. The day, place and hour of each annual meeting shall be specified in the notice of the annual meeting. The meeting may be adjourned by the chairman of the meeting from time to time and place to place. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled annual or special meeting of stockholders.

1.2	Nomination and Stockholder Business Bylaw.

(A)	Annual Meetings of Stockholders.

(1)	Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting,

(b)  by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Bylaw.

(2)	For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause
(c) of paragraph (A)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14 a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(3)	Notwithstanding anything in the second sentence of paragraph (A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

     (B)  Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice required by paragraph (A)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     (C)  General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal shall be disregarded.

(2)	For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the
Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(3)	Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.”

     SECTION 2. Quorum. At each meeting of the stockholders, except where other provision is made by law, the holders of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business. In the absence of a quorum the chairman of the meeting shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 3. Organization. At each meeting of the stockholders the Chairman of the

Board, or if he shall be absent therefrom, the Vice Chairman, or if he shall be absent therefrom, the President, or if he shall be absent therefrom, another officer of the Corporation chosen by the Board of Directors shall act as chairman of the meeting or preside thereat; and the Secretary, or if he shall be absent from such meeting or shall be required pursuant to the provisions of this Section 3 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

     SECTION 4. Order of Business. The order of business and all other matters of procedure at each meeting of the stockholders shall be determined by the chairman of such meeting.

     SECTION 5. Voting. Each stockholder entitled to vote shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of voting stock of the Corporation held by him and registered in his name on the books of the Corporation on the date fixed pursuant to the provisions of Section 6 of Article VII of these Bylaws at the record date for the determination of stockholders who shall be entitled to notice of and to vote at such meeting. Any vote on stock of the Corporation may be given at any meeting of the stockholders by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing executed by such stockholder or by his attorney thereunto authorized or appointed by means of an electronic transmission and delivered to the Secretary of the Corporation or to the secretary of the meeting, provided, however, that no proxy shall be voted or acted upon after three (3) years from its date, unless said proxy shall provide for a longer period. At all meetings of the stockholders all matters, except where other provision is made by law, by the Certificate of Incorporation of the Corporation or by these Bylaws, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the chairman of the meeting, the vote thereat on any question need not be by ballot. Upon a demand of any such stockholder for a vote by ballot on any question or at the direction of such chairman that a vote by ballot be taken on any question, such vote shall be taken. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

     SECTION 6. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent appointed by the Board of Directors, to prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such a list shall be open to the examination of any stockholder, for any purpose germane to the meeting during ordinary business hours, for a period of at least ten (10) days prior to said meeting, either at a place within the city where said meeting is to be held, which place shall be specified in the notice of said meeting, or, if not so specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder who shall be present thereat.

     SECTION 7. Inspectors of Votes. At each meeting of the stockholders the chairman of such meeting may appoint two Inspectors of Votes to act thereat. Each Inspector of Votes so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector of Votes at such meeting with strict impartiality and according to the best of his ability. Such Inspector of Votes, if any, shall take charge of the ballots at such meeting and after the balloting thereat on any question shall count the ballots cast thereon and shall make a report in writing to the secretary of such meeting of the results thereof. An Inspector of Votes need not be a stockholder of the Corporation, and any officer of the Corporation may be an Inspector of Votes on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.

ARTICLE III
BOARD OF DIRECTORS

     SECTION 1. General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     SECTION 2. Number, Election and Terms of Directors. The number of Directors of the Corporation shall be fixed from time to time by the Board of Directors, but shall not be less than three. Such Directors shall be classified with respect to the time for which they severally hold office into three classes. The three classes shall be designated Class A, Class B and Class C. Each class shall be as nearly equal in number as possible, as shall be determined by the Board of Directors. The Class A Directors shall be elected initially for a term expiring at the annual meeting of the stockholders to be held in 1987, the Class B Directors shall be elected initially for a term expiring at the annual meeting of stockholders to be held in 1988, and the Class C Directors shall be elected initially for a term expiring at the annual meeting of stockholders to be held in 1989, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors to the class of Directors whose term expires at the meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and until their successors shall have been elected and qualified. Elections of Directors need not be by written ballot.

     SECTION 3. Meetings. All meetings of the Board of Directors of this Corporation may be held within or without the State of Delaware as may be provided in the resolution or notice calling such meeting. The regular annual meeting of the Board of Directors shall be held with or without special notice immediately after the final adjournment of and at the same place as each annual meeting of the shareholders. Other regular meetings of the Board of Directors shall be held with or without notice at such times and places as may be provided by the Board of Directors. Special meetings of the Board may be held at any time upon the call of any member of the Board. Written notice of all special meetings of the Board of Directors shall be given to each director, which notice shall state the time and place of such meeting, and shall be mailed to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable, wireless or by other means of electronic transmission or be delivered personally or by telephone or by other means of electronic transmission not later than the day before the day on which such meeting is to be held. Attendance of a director at any meeting, whether regular or special, shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened; and any director may waive notice, whether he attends a meeting or not, and such waiver may be in writing, by telegram, or other means of electronic transmission.

     SECTION 4. Quorum and Manner of Acting. One half of the total number of directors shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum shall be present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given.

     SECTION 5. Action by Consent. Unless otherwise restricted by these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     SECTION 6. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

     SECTION 7. Participation. Members of the Board or of any committee designated by the Board may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

ARTICLE IV
COMMITTEES

     SECTION 1. Executive and Other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate an Executive Committee and one or more other committees, each to consist of two (2) or more of the directors of the Corporation. The Executive Committee shall not have authority to make, alter or amend the Bylaws, but shall exercise all other powers of the Board of Directors between the meetings of said Board, except the power to fill vacancies in their own membership, which vacancies shall be filled by the Board of Directors. The Executive Committee and such other committees shall meet at stated times or on notice to all by any of their own number. They shall fix their own rules of procedure. Two (2) members of any Committee shall constitute a quorum and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee. The Executive Committee and such other committees shall keep regular minutes of their proceedings and report the same to the Board of Directors. Such other committees shall have and may exercise the powers of the Board of Directors to the extent provided in such resolution or resolutions. Any action required or permitted to be taken at any meeting of the Executive Committee or any other committee of the Board of Directors may be taken without a meeting if all members of such committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of such committee.

     SECTION 2. Appointment of Substitute Committee Members. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

ARTICLE V
OFFICERS

     SECTION 1. Number. The officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman of the Board, a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice President or Senior Vice President), a Secretary, a Treasurer, and such other Officers (including a Vice Chairman) as may be designated and elected by the Board of Directors.

     SECTION 2. Executives. The Board of Directors may authorize the Chairman of the Board or the President to confer such titles on corporate and divisional executives as the Chairman or President deems appropriate. Persons holding titles conferred by the Chairman or President shall not be officers of the Company, but shall be deemed assistants to the officers, and shall have only such authority as may be specified by these Bylaws, by resolution of the Board of Directors, or as may be properly delegated by or through the Chairman or President. Such persons shall hold such titles at the pleasure of the Chairman or President.

     SECTION 3. Qualifications. The Chairman of the Board, Vice Chairman, if any, and the President shall be members of the Board of Directors.

     SECTION 4. Term. Each officer shall hold his office at the pleasure of the Board of Directors from the date of his election until his successor is elected and qualified, or until his earlier resignation or removal.

     SECTION 5. Consolidation of Offices. Any two (2) or more offices, except those of

President and Vice President, may be held by one and the same person.

     SECTION 6. Removal. Any officer may be removed, either with or without cause, by a vote of a majority of the whole Board of Directors.

     SECTION 7. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause shall be filled by the affirmative vote of a majority of the whole Board of Directors.

     SECTION 8. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and, under the direction of the Board of Directors, shall be responsible for the general management and direction of the affairs and business of the Corporation. He shall perform such other duties as may be assigned by the Board of Directors and these Bylaws and shall have all powers necessary and proper to perform such responsibilities and duties. He shall preside at all meetings of stockholders and the Board of Directors.

     SECTION 9. Vice Chairman. The Vice Chairman shall perform all of the duties of the Chairman of the Board in the event of the death, disability or absence of the Chairman of the Board, and such other duties as the Board of Directors may from time to time assign to him.

     SECTION 10. President. The President shall perform such duties as shall be delegated or assigned by the Chairman of the Board, the Board of Directors, or these Bylaws. In the absence of the Chairman of the Board or the Vice Chairman, if any, the President shall preside at meetings of the stockholders and the Board of Directors.

     SECTION 11. Vice Presidents. The Vice Presidents shall perform all of the duties of the President in the event of the death, disability or absence of the President and such other duties, if any, as the Board of Directors may from time to time assign to them.

     SECTION 12. The Secretary and the Assistant Secretaries. The Secretary shall record or cause to be recorded in books provided for the purpose the minutes of the meetings of the stockholders, the Board of Directors, the Executive Committee and all other committees of the Board of Directors, if any; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of all corporate records (other than financial) and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; shall keep the list of stockholders which shall include the post-office address of each stockholder, and make all proper changes therein, retaining and filing his authority for all such entries; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or by the President.

At the request of the Secretary, or in his absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. Except where by law the signature of the Secretary is required, each of the Assistant Secretaries shall possess the same power as the Secretary to sign certificates, contracts, obligations and other instruments of the Corporation, and affix the seal of the Corporation to such instrument, and attest the same.

     SECTION 13. The Treasurer and the Assistant Treasurers. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws; shall render to the Board of Directors, whenever the Board may require him so to do, and shall present at the annual meeting of the stockholders, if called upon so to do, a report of all his transactions as Treasurer; and, in general, shall perform all duties incident to the office of Treasurer and such other duties as may, from time to time, be assigned to him by the Board of Directors or by the President. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

At the request of the Treasurer, or in his absence or disability, any Assistant Treasurer may perform any and all of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Except where by law the signature of the Treasurer is required, each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Corporation.

     SECTION 14. Compensation. The compensation of Directors who are employees shall be established by the Board of Directors upon recommendation of the Compensation and Benefits Committee. Compensation of other Officers and Employees shall be established by the President or his delegate.

No officer shall be prevented from receiving such compensation by reason of the fact that he is also a Director of the Corporation.

ARTICLE VI
CONTRACTS, CHECKS, LOANS AND DEPOSITS

     SECTION 1. Contracts, Checks, Etc. All contracts and agreements authorized by the Board of Directors, and all checks, drafts, bills of exchange or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such person or persons as may from time to time be designated by the Board of Directors, or as may be designated by such officer or officers as the Board of Directors may appoint, which designation or designations may be general or confined to specific instances. The Board of Directors may authorize the use of facsimile signatures on any such document. [Amended 9/18/90]

     SECTION 2. Proxies in Respect of Securities of Other Corporations. Unless

otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, President or a Vice President may from time to time appoint an attorney or attorneys, or an agent or agents, to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities; the Chairman of the Board, the President or a Vice President may instruct the person or persons so appointed as to the manner of exercising such powers and rights and the Chairman of the Board, the President or a Vice President may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies, powers of attorney, or other written instruments as he may deem necessary in order that the Corporation may exercise such powers and rights.

ARTICLE VII
CERTIFICATES OF STOCK, BONDS AND RECORDS

     SECTION 1. Form, Signatures. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the Chairman of the Board or President or a Vice President and the Secretary or an Assistant Secretary which signature may be a facsimile; provided, however, that if any such certificate is countersigned (a) by a transfer agent other than the Corporation or its employee or (b) by a registrar other than the Corporation or its employee, any other signature on such certificate may be a facsimile. In case any officer of the Corporation who shall have signed, or whose facsimile signature shall have been placed upon, such certificate shall cease to be such officer before such certificate shall have been issued, such certificate may nevertheless be issued by the Corporation with the same effect as though such person were such officer at the date of issuance.

     SECTION 2. Transfer. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by attorney lawfully constituted in writing, and upon surrender of the certificate therefor.

     SECTION 3. Record Owner. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

     SECTION 4. Lost Certificates. In the case any certificates of stock issued by the Corporation shall be alleged to have been lost, stolen or destroyed the Transfer Agent is authorized to issue and authenticate any certificate or certificates of stock issued in lieu of a lost, stolen or destroyed certificate or certificates of stock, and in an appropriate case to transfer shares represented by certificates of stock registered in the name of a decedent without requiring documents as to probate proceedings provided that an Indemnity Bond satisfactory to the Transfer Agent indemnifying the Corporation and the Transfer Agent shall be required in all cases.

     SECTION 5. Books and Records. The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.

     SECTION 6. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders the Board of Directors shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board of Directors shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VIII
DIVIDENDS

Subject to the provisions of law and of the Certificate of Incorporation, the Board of Directors, at any regular or special meeting, may declare and pay dividends upon the shares of its stock either (a) out of its surplus as defined in and computed in accordance with the provisions of law or (b) in case it shall not have any such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, whenever and in such amount as, in the opinion of the Board of Directors, the condition of the affairs of the Corporation shall render it advisable.

Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the Corporation such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation.

ARTICLE IX
SEAL

The corporate seal of the Corporation shall be circular in form and shall contain the following words:

BUTLER MANUFACTURING COMPANY CORPORATE SEAL DELAWARE

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall end on the thirty-first day of December in each year.

ARTICLE XI
AMENDMENTS

Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed at any regular annual meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these Bylaws, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.